   As filed with the Securities and Exchange Commission on October 30, 1998
                                                      Registration No. 333-51689
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                                ORTHOVITA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                         23-2694857
-------------------------------                            ----------------
(State or other jurisdiction of                            I.R.S. Employer
 Incorporation or organization)                           Identification No.)


         45 Great Valley Parkway, Malvern, PA                   19355
         ------------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


          Amended and Restated Orthovita, Inc. 1993 Stock Option Plan Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan Amended and Restated Orthovita, Inc. Employee Stock Purchase Plan
       -----------------------------------------------------------------
                           (Full title of the plans)

                                David S. Joseph
                     President and Chief Executive Officer
                                Orthovita, Inc.
                            45 Great Valley Parkway
                               Malvern, PA 19355
                   ----------------------------------------
                    (Name and address of agent for service)


                                (610) 640-1775
             -----------------------------------------------------
          Telephone number, including area code, of agent for service

                                   Copies to:

                          Stephen M. Goodman, Esquire
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                     Philadelphia, Pennsylvania  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE


=============================================================================================
  Title of securities      Amount to be     Proposed maximum   Proposed maximum   Amount of
   to be registered       registered (1)     offering price       aggregate      registration
                                                per share       offering price       fee
---------------------------------------------------------------------------------------------
 Common Stock, par        1,720,100 shares        $(2)           $8,644,345        $2,395
value $.01 per share
=============================================================================================
=============================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Calculated pursuant to Rule 457 (h) under the Securities Act of 1933, based upon the price at which options may be exercised (75,736 shares at $1.00, 77,496 shares at $1.65, 15,000 shares at $2.50, 153,612 shares at $2.75,
     13,400 shares at $3.25, 145,500 shares at $3.50, 586,550 shares at $4.25,
     9,000 shares at $11.00, 500 shares at $11.12, 1,000 shares at $11.25 and
     500 shares at $11.63) or, where such price is not known and with respect to other types of issuances that may be made under the plans, the average of the high and low prices of the Company's Common Stock, as reported on the European Association of Securities Dealers' Automated Quotation System ("EASDAQ"), of $7.50 per share on October 29, 1998.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by Orthovita, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 are incorporated by reference in this Registration Statement:

            (1) The Registrant's prospectus dated June 24, 1998, filed pursuant to Rule 424 (b) of the Securities Act of 1933;

            (2) The Registrant's quarterly report on Form 10-Q covering the period ending June 30, 1998; and

            (3) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 24, 1998 to register such securities under the Securities Exchange Act of 1934.

       All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

       Experts. The financial statements incorporated by reference in this
       -------
registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon authority upon said firm as experts in giving said reports. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to use of their reports thereon.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

       Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with threatened pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

       Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

       Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

The Registrant's bylaws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving in any capacity at the request of the Registrant as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, to the fullest extent permitted by Pennsylvania law, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred, except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. The Registrant maintains directors' and officers' liability insurance.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

       The following Exhibits are filed as part of this Registration Statement:

       4.1       Amended and Restated Orthovita, Inc. 1993 Stock Option Plan.*

       4.2       Amended and Restated Orthovita, Inc. 1997 Equity Compensation
                 Plan.**

       5         Opinion of Morgan, Lewis & Bockius LLP.

       23.1      Consent of Arthur Andersen LLP.

       23.2      Consent of Morgan, Lewis & Bockius LLP (contained in
                 Exhibit 5).

       25 Power of Attorney (contained on signature page of this Registration Statement).

       99.1      Amended and Restated Orthovita, Inc. Employee Stock Purchase
                 Plan.***

*Incorporated by reference to Exhibit 10.15 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.

**Incorporated by reference to Exhibit 10.16 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.

***Incorporated by reference to Exhibit 10.19 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.

Item 9.   Undertakings.
          ------------

       The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on October 30, 1998.

                           Orthovita, Inc.


                         By:        /s/ DAVID S. JOSEPH
                                ----------------------------------------------
                                David S. Joseph
                                President, Chief Executive Officer and
                                Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Joseph and Joseph M. Paiva, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


NAME                                       CAPACITY                          DATE
-----------------------  --------------------------------------------  ----------------
  /s/ DAVID S. JOSEPH    Chief Executive Officer                       October 30, 1998
-----------------------  and Director
DAVID S. JOSEPH

 /s/ JOSEPH M. PAIVA     Chief Financial Officer                       October 30, 1998
-----------------------  (principal financial and accounting officer)
JOSEPH M. PAIVA

         *               Director                                      October 30, 1998
-----------------------
PAUL DUCHEYNE

         *               Director                                      October 30, 1998
-----------------------
LEW BENNETT

         *               Director                                      October 30, 1998
-----------------------
JAMES M. GARVEY

         *               Director                                      October 30, 1998
-----------------------
RICHARD M. HOROWITZ

         *               Director                                      October 30, 1998
-----------------------
JOSEPH B. PEETERS

         *               Director                                      October 30, 1998
-----------------------
 HOWARD SALASIN

                                ORTHOVITA, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.
-----------

4.1            Amended and Restated Orthovita, Inc. 1993 Stock Option Plan.*

4.2            Amended and Restated Orthovita, Inc. 1997 Equity Compensation
               Plan.**

5              Opinion of Morgan, Lewis & Bockius LLP.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

25 Power of Attorney (contained on signature page of this Registration Statement).

99.1           Amended and Restated Orthovita, Inc. Employee Stock Purchase
               Plan.***

*Incorporated by reference to Exhibit 10.15 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.

**Incorporated by reference to Exhibit 10.16 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.

***Incorporated by reference to Exhibit 10.19 to amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 12, 1998.